UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 8, 2016, PulteGroup, Inc. (the “Company”) issued a press release announcing that it entered into a letter agreement (the “Settlement Agreement”) with William J. Pulte (grandson of the founder of the Company, “Mr. Pulte”), William J. Pulte (founder of the Company), William J. Pulte Trust dtd 01/26/90 and Joan B. Pulte Trust dtd 01/26/90 (Mr. Pulte together with the other parties listed above, the “Pulte Parties”). Pursuant to the Settlement Agreement, the Company agreed to (i) appoint Mr. Pulte to fill a newly-created directorship, with a term expiring at the Company’s 2017 Annual Meeting of Shareholders and (ii) subject to certain exceptions, include Mr. Pulte on its slate of nominees for election at such meeting.

Under the terms of the Settlement Agreement, subject to certain conditions, the Pulte Parties agreed to vote, or cause to be voted, all of the Company’s common shares owned by the Pulte Parties or their controlling or controlled affiliates (i) in favor of Mr. Pulte as a director nominee nominated by the Board of Directors of the Company (the “Board”) at an annual or special meeting of shareholders (or proposed as an action by written consent), (ii) against (or withhold votes in favor of) the election of director nominees that are not nominated by the Board and (iii) in accordance with the Board’s recommendations on all other proposals and business before such annual or special meeting of shareholders (or proposed as an action by written consent), other than with respect to Extraordinary Transactions (defined below), issuances of the Company’s common shares, approval of compensatory arrangements for employees or the members of the Board that are submitted for shareholder approval, and any proposal by the Company to implement any takeover defense measures or any other proposal by the Company that would diminish or otherwise impair in any material respect the rights of Company shareholders.

In addition, the Pulte Parties agreed to certain standstill restrictions until the later of (a) the date that is thirty (30) days prior to the deadline for the submission of shareholder nominations for directors for the 2018 Annual Meeting of Shareholders pursuant to the Company’s bylaws and (b) ten (10) business days following the date on which Mr. Pulte (or his replacement, subject to the Settlement Agreement) no longer serves as a member of the Board (the “Expiration Date”), which restrictions include, among other things, that the Pulte Parties will not, and shall use their reasonable efforts to cause their respective affiliates (including family members and persons who are or become affiliates of any family members) and their respective principals, directors, general partners, managing members, managers, officers, employees, agents and representatives acting on their behalf, and any successor owner of any Company common shares held by the Pulte Parties as of the date of the Settlement Agreement (and any affiliate of such successor), except to the extent such successor purchases such Company common shares on the open market, not to (i) engage in any solicitation of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal, (ii) form, join or participate in any way in any group with respect to any Company common shares, (iii) acquire Company common shares or beneficial ownership thereof, provided, however, that the foregoing does not restrict Mr. Pulte from purchasing up to 1.0% of the outstanding Company common shares while serving as a director of the Company or receiving any securities that may be granted or awarded to directors of the Company, (iv) make or participate in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction (each an “Extraordinary Transaction”), (v) seek, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as provided in the Settlement Agreement or (vi) make any shareholder proposal. However, such standstill restrictions will not prevent the Pulte Parties from making (A) public or private statements or announcements with respect to any Extraordinary Transaction publicly announced by the Company or a third party, (B) private statements with respect to the Company’s business and operations that are not reasonably expected to become public and are not negative with respect to the Company or the Board, or (C) factual statements as required by applicable legal process, subpoena or other legal requirement or in response to a request for information from a governmental authority.

The standstill restrictions terminate automatically upon the earlier to occur of (a) the Expiration Date, (b) ten (10) business day after Mr. Pulte’s delivery of written notice to the Company of a material breach of the Settlement Agreement by the Company, if such breach has not been cured within such notice period, (c) the announcement by the Company of a definitive agreement with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company common shares, (d) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Company common shares, where the Company files a Schedule 14D-9 (or any amendment thereto) that does not recommend that the Company’s shareholders reject such tender or exchange offer, (e) such time as the Company issues a preliminary proxy statement, definitive proxy statement or other proxy materials in connection with the Company’s 2017 Annual Meeting of Shareholders that are inconsistent with the Company’s obligations under the Settlement Agreement, or (f) the adoption by the Board of any amendment to the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company that would reasonably be expected to substantially impair the ability of a shareholder to submit nominations for election to the Board or shareholder proposals in connection with any future Company Annual Meeting of Shareholders.

Until the Expiration Date or until such earlier termination of the Settlement Agreement, each of the Company and the Pulte Parties agreed not to make and the Company will cause its, and the Pulte Parties will use their reasonable efforts to cause their, respective affiliates and their respective principals, directors, general partners, members, managers, officers and employees not to make or cause to be made, any expression, statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames, slanders, or impugns or is reasonably likely to damage the reputation of the other party and its respective affiliates and other related parties, including in the case of statements or announcements by the Pulte Parties, as to the Company’s and its direct and indirect subsidiaries’ strategies, operations, products, performance or services.

The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. The press release announcing the Settlement Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Ryan R. Marshall as President and Chief Executive Officer

On September 8, 2016, the Company issued a press release announcing that the Board has appointed Ryan R. Marshall as the Company’s President and Chief Executive Officer of the Company, effective immediately. Mr. Marshall has also been appointed to serve as a director of the Company, as discussed below.

Mr. Marshall, who is 41 years of age, was appointed President of the Company in February 2016. Previously he held the positions of Executive Vice President, Homebuilding Operations from May 2014 to February 2016, Area President, Southeast from November 2012 to May 2014, Area President, Florida from May 2012 to November 2012, and Division President in one of the Company’s Florida divisions since 2007.

In connection with Mr. Marshall’s appointment to the position of President and Chief Executive Officer, Mr. Marshall’s annual base salary was increased to $900,000, effective September 1, 2016, and his 2017 annual incentive bonus target will equal $1,350,000. For the 2017-2019 performance cycle scheduled to be granted in 2017 pursuant to the Company’s Long-Term Incentive Program (“LTI Program”) under the Company’s 2013 Senior Management Incentive Plan, Mr. Marshall’s target award opportunity will equal $3,250,000. The Compensation and Management Development Committee (the “Compensation Committee”) of the Board also approved a promotional equity award to Mr. Marshall under the Company’s 2013 Stock Incentive Plan of restricted stock units valued at $500,000 on the grant date. The restricted stock units will vest in their entirety on the third anniversary of the grant date.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Marshall and any of the Company’s executive officers or any of the Company’s directors. There is no arrangement or understanding between Mr. Marshall and any other person pursuant to which Mr. Marshall was appointed to his position. There are no transactions in which Mr. Marshall has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Upon the appointment of Mr. Marshall as President and Chief Executive Officer, Mr. Dugas began a transition period during which Mr. Dugas will serve as Executive Chairman of the Company, all subject to and as contemplated by the terms of a Transition Agreement, described below. Mr. Dugas continues to serve as a director of the Company.

The press release announcing Mr. Marshall’s appointment to the position of President and Chief Executive Officer is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Agreement with Richard J. Dugas, Jr.

On September 8, 2016, the Company entered into a Transition Agreement (the “Transition Agreement”), as approved by the Compensation Committee, with Richard J. Dugas, Jr., Chairman and Chief Executive Officer of the Company, in connection with Mr. Dugas’ retirement from the Company. Pursuant to the terms of the Transition Agreement, Mr. Dugas will retire from his position of Chief Executive Officer of the Company, effective September 8, 2016, and from his position of Executive Chairman of the Company, effective at the 2017 Annual Meeting of Shareholders. While serving as Executive Chairman of the Company, Mr. Dugas will continue to receive his current base salary, will be eligible to receive the amount earned, if any, for the 2014-2016 performance cycle granted pursuant to the LTI Program under the Company’s 2013 Senior Management Incentive Plan, with such amount determined based on the Company’s actual performance during the 2014-2016 performance cycle and, if the Compensation Committee grants restricted shares or restricted share units to the Company’s other named executive officers in 2017, Mr. Dugas will also be entitled to a grant of restricted shares or restricted share units, having terms and conditions and in an amount consistent with past practices, but cliff-vesting in February 2020. Under the terms of Mr. Dugas’ separation, Mr. Dugas will not be eligible to receive a 2017-2019 performance cycle grant under the LTI Program and he is not eligible to receive benefits under the PulteGroup, Inc. Executive Severance Policy or the PulteGroup, Inc. Retirement Policy.

In addition, in exchange for Mr. Dugas signing a general release of claims in favor of the Company, Mr. Dugas will receive (i) his 2016 annual bonus, if any, dependent on the Company’s attainment of the 2016 performance goals established by the Compensation Committee, (ii) his 2017 annual bonus, if any, with a target opportunity consistent with the 2016 bonus opportunity and dependent on the Company’s attainment of the 2017 performance goals established by the Compensation Committee and prorated through his date of retirement as Executive Chairman, (iii) the amounts earned, if any, for the 2015-2017 and 2016-2018 performance cycles under the LTI Program, based on the actual performance of the Company during the applicable performance cycles and prorated for his period of service with the Company during the applicable performance cycle and (iv) continued vesting of Mr. Dugas’ restricted share and restricted share unit awards that remain outstanding on the date of his retirement as Executive Chairman.

The Transition Agreement also contains various covenants, including restrictive covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Director Resignation and Director Appointments

On September 7, 2016, Debra J. Kelly-Ennis provided notice to the Board that she is resigning from the Board, effective September 8, 2016. Ms. Kelly-Ennis expressed no disagreement with the Company over any of its operations, policies or practices.

As noted above, on September 8, 2016, Mr. Marshall was appointed to the Board, effective immediately, to fill the vacancy created by Ms. Kelly-Ennis’ resignation. Mr. Marshall will serve on the Board’s Finance and Investment Committee.

As noted above, on September 8, 2016 and in connection with the Settlement Agreement, Mr. Pulte was appointed to the Board, effective immediately, to fill the newly-created directorship. Mr. Pulte will serve on the Compensation Committee and the Board’s Nominating and Governance Committee.

Mr. Pulte will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors described under the heading “2015 Director Compensation” in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 4, 2016. Mr. Marshall will receive no additional compensation for his services as a director of the Company.

There are no transactions involving Messrs. Marshall or Pulte requiring disclosure under Item 404(a) of Regulation S-K.

The press release announcing Ms. Kelly-Ennis’ resignation as a director of the Company and Mr. Pulte’s appointment as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release announcing Mr. Marshall’s appointment as a director of the Company is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1
Letter Agreement by and among William J. Pulte (grandson of the founder), William J. Pulte (founder), William J. Pulte Trust dtd 01/26/90, Joan B. Pulte Trust dtd 01/26/90 and PulteGroup, Inc., dated September 8, 2016.

10.2	Transition Agreement by and between PulteGroup, Inc. and Richard J. Dugas, Jr., dated September 8, 2016.
99.1	Press Release issued by PulteGroup, Inc. on September 8, 2016
99.2	Press Release issued by PulteGroup, Inc. on September 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	September 8, 2016	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary

Exhibit Index

No.	Description
10.1
Letter Agreement by and among William J. Pulte (grandson of the founder), William J. Pulte (founder), William J. Pulte Trust dtd 01/26/90, Joan B. Pulte Trust dtd 01/26/90 and PulteGroup, Inc., dated September 8, 2016.

10.2	Transition Agreement by and between PulteGroup, Inc. and Richard J. Dugas, Jr., dated September 8, 2016.
99.1	Press Release issued by PulteGroup, Inc. on September 8, 2016
99.2	Press Release issued by PulteGroup, Inc. on September 8, 2016

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